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                                                                    Exhibit 10.3

                             STOCK ESCROW AGREEMENT

      This STOCK ESCROW AGREEMENT, dated as of ________ , 2007 (the "AGREEMENT") is entered into by and among Alpha Security Group Corporation, a Delaware corporation (the "COMPANY"), the undersigned parties listed as initial stockholders on the signature page hereto (collectively, the "INITIAL STOCKHOLDERS") and American Stock Transfer & Trust Company, a Delaware corporation (the "ESCROW AGENT").

      WHEREAS, the Company has entered into an Underwriting Agreement, dated ____, 2007 ("UNDERWRITING AGREEMENT") with Maxim Group LLC ("MAXIM") acting as representative (the "REPRESENTATIVE") of the several underwriters (collectively with Maxim, the "UNDERWRITERS"), pursuant to which, among other matters, the Underwriters have agreed to purchase 6,000,000 units (the "UNITS") of the Company (not including the Underwriters' over-allotment option). Each Unit consists of one share of the Company's common stock, par value $.0001 per share (the "COMMON STOCK"), and one warrant (the "WARRANT" and, collectively, the "WARRANTS") to purchase one share of Common Stock, all as more fully described in the Company's definitive Prospectus, dated , 2007 (the "PROSPECTUS") comprising part of the Company's registration statement (the "REGISTRATION STATEMENT") on Form S-1 (File No. 333-127999) filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Act of 1933, as amended (the "ACT") and declared effective by the Commission on , 2007 (the "EFFECTIVE DATE").

      WHEREAS, the Initial Stockholders have agreed, as a condition of the Underwriters' obligation to purchase the Units and to offer them to the public pursuant to the Underwriting Agreement, to deposit all of their shares of Common Stock (collectively the "ESCROW SHARES"), as set forth opposite their respective names in Exhibit A attached hereto, in escrow as hereinafter provided.

      WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

      NOW THEREFORE, IT IS AGREED:

      1. Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent as escrow agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

      2. Deposit of Escrow Shares. On or before the Effective Date, each of the Initial Stockholders shall deliver to the Escrow Agent certificates representing his or her respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificate representing his or her Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement, it being agreed that such legend shall be removed upon the disbursement of the Escrow Shares, as described in Section 3 below.

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      3. Disbursement of the Escrow Shares. Except as set forth herein, the
Escrow Agent shall hold the Escrow Shares for a period (the "ESCROW PERIOD") expiring on the earliest of: (i) the third anniversary of the Effective Date,
(ii) the approval by the Public Stockholders (as defined in the Registration Statement) of the release of the Escrow Shares from escrow and (iii) eighteen
(18) months following the consummation of a liquidation, merger, stock exchange or other similar transaction, which results in all of the Company's stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the consummation of a Business Combination. Upon the expiration of the Escrow Period, upon written instructions from each Initial Stockholder, the Escrow Agent shall disburse each of the Initial Stockholder's Escrow Shares in accordance with such instruction from each Initial Stockholder; provided, however, that, if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company has been liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

      4. Rights of Initial Stockholders in Escrow Shares.

            4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof, and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote their respective Escrow Shares.

            4.2 Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Stockholders. All dividends payable in Common Stock with respect to the Escrow Shares (the "NON-CASH DIVIDENDS") shall be delivered to the Escrow Agent to hold in escrow, in accordance with the terms hereof. As used herein, the term "Escrow Shares" shall be deemed to include the Non-Cash Dividends distributed thereon, if any.


            4.3 Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any of the Escrow Shares except (i) by gift to a member of Initial Stockholder's Immediate Family or to a trust or other entity, the beneficiary of which is such Initial Stockholder or a member of such Initial Stockholder's Immediate Family, (ii) by virtue of the laws of descent and distribution upon the death of an Initial Stockholder, (iii) pursuant to a qualified domestic relations order or (iv) to an entity greater than 50% of which is beneficially owned by and controlled by an Initial Stockholder; provided, however, that such permissive transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter executed by the Initial Stockholder transferring the Escrow Shares. During the Escrow Period, the Initial Stockholders shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in their rights under this Agreement. For purposes of this Agreement, the term "IMMEDIATE FAMILY" shall mean the spouse, siblings, parents or children of an Initial Stockholder.


            4.4 Insider Letters. Each of the Initial Stockholders has executed a letter agreement (each the "INSIDER LETTER" and, collectively, the "INSIDER LETTERS"), dated as of the Effective Date, with the Representative and the Company, concerning the rights and obligations

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of such Initial Stockholder with respect to the Escrow Shares in certain events, including, but not limited to, the liquidation of the Company. Each Insider Letter is filed as exhibit to the Registration Statement.

      5. Concerning the Escrow Agent.

            5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively, and shall be protected in acting upon, any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless the Escrow Agent shall have given its prior written consent thereto.

            5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel's fees and expenses, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

            5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonably expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsels', advisors' and agents' fees and expenses and all taxes or other governmental charges.

            5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes

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of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

            5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by the Representative, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it deems appropriate.

            5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5 hereof.

            5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

      6. Miscellaneous.

            6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

            6.2 Third Party Beneficiaries. Each of the Initial Stockholders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representative.

            6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

            6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

            6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

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            6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

            If to the Company, to:

            Alpha Security Group Corporation
            328 West 77th Street
            New York, New York 10024
            Attn: Steven M. Wasserman, Chief Executive Officer
            Fax: (212) 877-6249

            If to a Stockholder, to his address set forth in Exhibit A.

            and if to the Escrow Agent, to:

            American Stock Transfer & Trust Company
            59 Maiden Lane
            New York, New York 10038
            Attn: Herbert J. Lemmer
            Fax: (718) 331-1852

            A copy of any notice sent hereunder shall be sent to:

            Ellenoff, Grossman & Schole LLP
            370 Lexington Avenue
            New York, New York 10017
            Attn: Douglass S. Ellenoff, Esq.
            Fax: (212) 370-7889

            and:

            Maxim Group LLC
            405 Lexington Avenue
            New York, New York 10174
            Attn: Clifford A. Teller
            Fax: (212) 895-3783

            and:

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            Eiseman Levin Lehrhaupt & Kakoyianis, P.C.
            805 Third Avenue
            New York, New York 10022
            Attn: Sam Schwartz, Esq,
            Fax: (212) 355-4608

      The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

            6.7 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

            6.8 Counterparts. This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

                            [Signature Page Follows]

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

      WITNESS the execution of this Agreement as of the date first above written.

                                   ALPHA SECURITY GROUP CORPORATION

                                   By: _________________________________________
                                       Name: Steven M. Wasserman
                                       Title: Chief Executive Officer and
                                               President

                                   INITIAL STOCKHOLDERS:

                                   _____________________________________________
                                   Steven M. Wasserman

                                   _____________________________________________
                                   Constantinos Tsakiris

                                   _____________________________________________
                                   Robert B. Blaha

                                   Tukwila Group, LLC

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   _____________________________________________
                                   Gary E. Johnson

                                   _____________________________________________
                                   Michael Weinstein

                                   _____________________________________________
                                   Robert T. Herres

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                                   _____________________________________________
                                   Carol A. DiBattiste

                                   _____________________________________________
                                   Ronald R. Fogleman

                                   _____________________________________________
                                   Laura Haffner

                                   AMERICAN STOCK TRANSFER & TRUST COMPANY

                                   By: _________________________________________
                                       Name:
                                       Title:

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                                    EXHIBIT A

                                           Number         Stock
Name and Address of Initial Stockholder  of Shares  Certificate Number
---------------------------------------  ---------  ------------------
Steven M. Wasserman                        750,000
Constantinos Tsakiris                       50,000
Robert B. Blaha                            400,000
Tukwila Group, LLC                          80,000
Gary E. Johnson                             50,000
Michael Weinstein                           50,000
Robert T. Herres                            50,000
Carol A. DiBattiste                         50,000
Ronald A. Fogleman                          50,000
Laura Haffner                               50,000

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                                    EXHIBIT B

Escrow Agent Fees

     [$ ] annually for acting agent escrow fee.

     Initial acceptance fee and first year agent fee to be paid at closing.

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